EXHIBIT 99.2

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

by and among

Boston Life Sciences, Inc., as Issuer and Seller

and

the parties named herein, as Purchasers

with respect to Seller’s

Series E Cumulative Convertible Preferred Stock

and Warrants to Purchase Common Stock

December 9, 2003

Table of Exhibits and Schedules

Exhibit A	Form of Certificate of Designations, Rights and Preferences of the Series E Cumulative Convertible Preferred Stock

Exhibit B-1	Form of Common Stock Purchase Warrant

Exhibit B-2	Form of Placement Agent Common Stock Purchase Warrant

Exhibit C	Form of Registration Rights Agreement

Exhibit D	Form of Opinion of Seller’s Counsel

Exhibit E	Form of Closing Escrow Agreement

Schedule 1	Purchasers and Shares of Preferred Stock and Warrants Purchased

Schedule 3	Disclosure Schedules

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) dated as of December 9, 2003, by and among Boston Life Sciences, Inc., a Delaware corporation (the “Seller”), and each of the persons listed on Schedule 1 hereto (each is individually referred to as a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, up to an aggregate of 800 shares of its Series E Cumulative Convertible Preferred Stock, $10,000 liquidation preference per share, par value $0.01 per share (the “Preferred Stock”), and Common Stock Purchase Warrants (the “Warrants”) entitling the holders thereof to purchase shares of the Seller’s common stock, $0.01 par value (the “Common Stock”) as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - PURCHASE AND SALE

1.1 Purchase and Sale.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 2.2), the Seller will sell and each of the Purchasers will purchase the Preferred Stock in the amounts set forth on Schedule 1 hereto. In addition, the Seller will sell and each Purchaser will purchase at the Closing Warrants to purchase the number of shares of Common Stock set forth on Schedule 1 hereto.

(b) The shares of Common Stock issuable upon conversion of the Preferred Stock or upon payment of dividends on the Preferred Stock are referred to herein as the “Conversion Shares,” and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”

1.2 Terms of the Preferred Stock and Warrants. The terms and provisions of the Preferred Stock are set forth in the form of Certificate of Designations, Rights and Preferences of Series E Cumulative Convertible Preferred Stock, attached hereto as Exhibit A (the “Certificate of Designation”). The terms and provisions of the Warrants are more fully set forth in the form of Common Stock Purchase Warrant, attached hereto as Exhibit B-1. Burnham Hill Partners (a division of Pali Capital Inc.) and/or its designees and other persons or entities are receiving warrants, in the form attached hereto as Exhibit B-2 (the “Placement Agent Warrants”) as compensation for services rendered in connection with the transaction set forth herein as provided on Schedule 1 attached hereto. Such Placement Agent Warrants shall constitute “Warrants” for all purposes hereunder and Burnham Hill Partners (a division of Pali Capital Inc.) and/or its designees and such other persons or entities shall constitute “Purchasers” for all purposes hereunder.

1.3 Transfers; Legends.

(a) (i) Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Preferred Stock, Conversion Shares, Warrants and Warrant Shares (collectively, the “Securities”) may be transferred, in whole or in part, by any of the Purchasers at any time. In the case of Preferred Stock, such transfer may be effected by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer on its books and records and reissue certificates evidencing the Preferred Stock upon surrender of certificates evidencing the Preferred Stock being transferred. Any such transfer shall be made by a Purchaser in accordance with applicable law. The Seller shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 1.3(a).

(ii) In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or to the Seller, the Seller may require the transferor thereof to furnish to the Seller an opinion of counsel selected by the transferor, such counsel and the form and substance of which opinion shall be reasonably satisfactory to the Seller and Seller’s counsel, to the effect that such transfer does not require registration under the Securities Act; provided, however, that in the case of a transfer pursuant to Rule 144 under the Securities Act, no opinion shall be required if the transferor provides the Seller with a customary seller’s representation letter, and if such sale is not pursuant to subsection (k) of Rule 144, a customary broker’s representation letter and Form 144. Notwithstanding the foregoing, the Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the Seller, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Seller that it is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof) and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act.

(iii) An “Affiliate” means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. A “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

(b) The certificates representing the Preferred Stock and the Conversion Shares, unless, with respect to such Conversion Shares, the Conversion Shares are eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act, shall bear the following legend:

“THE SHARES REPRESENTED BY, OR ISSUABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the Purchasers and the Seller agree that the legend set forth above shall be removed and the Seller shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, such Security is registered for sale under an effective registration statement filed under the Securities Act.

ARTICLE II - PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by the Purchasers to the Seller to acquire the Preferred Stock and the applicable Warrants shall be the total of the amounts payable by each Purchaser, respectively, set forth beside the name of each Purchaser on Schedule 1 hereto. The Purchase Price paid by each Purchaser shall be placed in escrow pending the Closing as provided in Article 6.1(b) hereof.

2.2 The Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article 6.1(a) and (b) and 6.2(a) (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin & Dana LLP, 400 Atlantic Street, Stamford, Connecticut 06901. The date on which the Closing occurs is the “Closing Date.”

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as follows:

3.1 Corporate Existence and Power; Subsidiaries. The Seller and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” means a material adverse effect on the Seller’s and its Subsidiaries’ condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Seller’s Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as amended (the “Bylaws”), as currently in effect and as will be in effect on the Closing Date (collectively, the “Certificate and Bylaws”), have previously been provided to the Purchasers. For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Seller has no Subsidiaries other than the following, each of which, unless otherwise indicated, is wholly-owned by the Seller:

(a)	Acumed Pharmaceuticals, Inc., a Delaware corporation,

(b)	Ara Pharmaceuticals, Inc., a Delaware corporation,

(c)	Boston Life Sciences International, Inc., a Delaware corporation,

(d)	Coda Pharmaceuticals, Inc., a Delaware corporation,

(e)	Neurobiologics, Inc., a Delaware corporation, and

(f)	ProCell Pharmaceuticals, Inc., a Delaware corporation.

3.2 Corporate Authorization. The execution, delivery and performance by the Seller of this Agreement, and the Warrants, the Escrow Agreement (as defined below), the Certificate of Designation, the Registration Rights Agreement, and each of the other documents executed pursuant to and in connection with this Agreement (collectively, the “Related Documents”), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and the Warrants, and the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants) have been duly authorized, and no additional corporate or stockholder action is required for the approval thereof, except for shareholder approval of the required increase in authorized Common Stock if adjustments to the Preferred Stock or Warrants would require the issuance of a greater number of shares than currently authorized in the Certificate. The Conversion Shares and the Warrant Shares have been duly reserved for issuance by the Seller. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

3.3 Charter, Bylaws and Corporate Records. The minute books of the Seller and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Seller and its Subsidiaries from January 1, 1996 to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the stockholders.

3.4 Governmental Authorization. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the filings referenced in Section 5.14 and Section 5.16; (ii) the filing of the Certificate of Designation; (iii) the filing of a Form D with respect to the Preferred Stock and Warrants under Regulation D under the Securities Act; (iv) the filing of the Registration Statement with the Commission; (v) the application(s) to each trading market for the listing of the Conversion Shares and the Warrant Shares for trading thereon; and (vi) any filings required under state securities laws that are permitted to be made after the date hereof, the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and Warrants and the subsequent issuance of the Conversion Shares and Warrant Shares upon conversion of the Preferred Stock or otherwise or exercise of the Warrants, as applicable) by the Seller require no action (including, without limitation, stockholder approval) by or in respect of, or filing with, any governmental or regulatory body, agency, official or authority (including, without limitation, Nasdaq).

3.5 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Conversion Shares and Warrant Shares) do not and will not (a) contravene or conflict with the Certificate (as amended by the Certificate of Designation) and Bylaws of the Seller and its Subsidiaries or any material agreement to which the Seller is a party or by which it is bound; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or its Subsidiaries; (c) constitute a default (or would constitute a default with notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or its Subsidiaries; or (d) except as set forth in Schedule 3.5, result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term “Lien” means, with respect to any material asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

3.6 SEC Documents. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller at any date subsequent to January 1, 1996, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act hereinafter called the “SEC Documents”). The Seller has filed all reports or other documents required to be filed under the Exchange Act prior to the date of this Agreement. All SEC Documents filed by the Seller (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously delivered or made available via EDGAR to the Purchasers a correct and complete copy of each report which the Seller filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Exchange Act for any period ending on or after December 31, 2002 (all such reports filed or required to be filed by the Seller including all exhibits thereto or incorporated therein by reference, the “Recent Reports”). None of the information about the Seller or any of its Subsidiaries which has been disclosed to the Purchasers herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed, and no material non-public information has been disclosed to the Purchasers.

3.7 Financial Statements. Each of the Seller’s (i) audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ equity (including the related notes) as of and for the years ended December 31, 2002 and December 31, 2001 and (ii) the Seller’s unaudited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ equity as of and for the nine months ended September 30, 2003, as contained in the Recent Reports (both of (i) and (ii), collectively, the “Seller’s Financial Statements” or the “Financial Statements”) (x) present fairly in all material respects the financial position of the Seller and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders’ equity as of and for each of the periods then ended, except that the unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with United States generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

3.8 Compliance with Law. The Seller and its Subsidiaries are in compliance and have conducted their business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations, the violation of which would be reasonably expected to cause a Material Adverse Affect. To the Seller’s and its Subsidiary’s knowledge, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or its Subsidiaries or against any of their properties or businesses.

3.9 No Defaults. The Seller and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Certificate and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or its Subsidiaries are a party, to terminate such as a result of such Seller or its Subsidiaries, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract, except in the case of clause (ii) as would not be reasonably expected to have a Material Adverse Effect.

3.10 Litigation. Except as disclosed in the Recent Reports or on Schedule 3.10, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Seller, threatened against the Seller and its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, and, to the knowledge of the Seller, there is no basis for the assertion of any of the foregoing. There are no claims or complaints existing or, to the knowledge of the Seller or its Subsidiaries, threatened for product liability in respect of any product of the Seller or its Subsidiaries, and the Seller and its Subsidiaries are not aware of any basis for the assertion of any such claim.

3.11 Absence of Certain Changes. Since December 31, 2002, the Seller has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports:

(a) Except as set forth on Schedule 3.11(a), any event that could reasonably be expected to have a Material Adverse Effect;

(b) Any amendments or changes in the Certificate or Bylaws of the Seller and its Subsidiaries, other than on account of the filing of the Certificate of Designation;

(c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect;

(d) Any

(i) incurrence, assumption or guarantee by the Seller or its Subsidiaries of any debt for borrowed money other than for equipment leases;

(ii) issuance or sale of any stock, bond or other corporate security other than (A) to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Seller or (B) options, warrants or other such rights issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

(iii) discharge or satisfaction of any material Lien, other than current liabilities incurred since December 31, 2002 in the ordinary course of business;

(iv) declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security;

(v) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business;

(vi) waiver of any right of substantial value whether or not in the ordinary course of business;

(vii) material change in officer compensation except in the ordinary course of business and consistent with past practices; or

(viii) other commitment (contingent or otherwise) to do any of the foregoing.

(e) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset (other than Liens in connection with equipment leases and working capital lines of credit set forth on Schedule 3.11(e)) or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

(f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

(g) Any transfer or grant of a right with respect to the Intellectual Property (as defined below) rights owned or licensed by the Seller or its Subsidiaries, except as among the Seller and its Subsidiaries.

3.12 No Undisclosed Liabilities. Except as set forth in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2002, as of the date hereof, to the Seller’s and its Subsidiarys’ knowledge (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at December 31, 2002.

3.13 Taxes. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the Financial Statements as of and for the periods ended December 31, 2002 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller’s or any of its Subsidiaries’ alleged failure to provide any such tax returns, reports or related information and disclosure, which audit would be reasonably expected to result in any liability to the Seller in excess of $100,000. No material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Seller’s knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

3.14 Interests of Officers, Directors and Other Affiliates. The description of any interest held, directly or indirectly, by any officer, director or other Affiliate of the Seller or its Subsidiaries (other than the interests of the Seller and its Subsidiaries in such assets) in any property, real or personal, tangible or intangible, used in or pertaining to Seller’s business, including any interest in the Intellectual Property (as defined in Section 3.15 hereof), as set forth in the Recent Reports, is true and complete, and no officer, director or other Affiliate of the Seller or its Subsidiaries has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Seller’s business, including the Seller’s Intellectual Property, other than as set forth in the Recent Reports.

3.15 Intellectual Property. Other than as set forth in the Recent Reports or as would not be reasonably expected to have a Material Adverse Effect:

(a) the Seller or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Seller and its Subsidiaries (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula, method of process used by the Seller or its Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, to the Seller’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(b) no royalties or fees (license or otherwise) are payable by the Seller or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.15;

(c) there have been no claims made against the Seller or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims;

(d) neither the Seller nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Seller’s knowledge, no reasonable grounds for such claims exist; and

(e) neither the Seller nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

3.16 Restrictions on Business Activities. Other than as set forth in the Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries, any acquisition of property by the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Seller.

3.17 Preemptive Rights. Except as set forth in Schedule 3.17, none of the stockholders of the Seller possess any preemptive rights in respect of the Preferred Stock or the Conversion Shares or Warrant Shares to be issued to the Purchasers upon conversion of the Preferred Stock or exercise of the Warrants, as applicable.

3.18 Insurance. The insurance policies providing insurance coverage to the Seller or its Subsidiaries including for product liability are adequate for the business conducted by the Seller and its Subsidiaries (currently limited to the testing phase) and are sufficient for compliance by the Seller and its Subsidiaries with all requirements of law and all material agreements to which the Seller or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or its Subsidiaries an intention to cancel any such policy.

3.19 Investments. Except as set forth in the Recent Reports or on Schedule 3.19, the Seller has no Investments. For purposes of this Agreement, the term “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

3.20 Capitalization.

(a) The authorized capital stock of the Seller is as set forth on Schedule 3.20.

(b) A number of shares equal to the number set forth on Schedule 1 hereto will be, immediately prior to the Closing of this Agreement, designated as the Series E Convertible Preferred Stock, of which no shares are issued and outstanding immediately prior to the execution of this Agreement.

(c) All shares of the Seller’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid by Seller in connection with the issuance and any transfers of the Seller’s capital stock have been paid. All permits or authorizations required to be obtained by the Seller from or registrations required to be effected by the Seller with any Person in connection with any and all issuances of securities of the Seller from the date of the Seller’s incorporation to the date hereof have been obtained or effected, and all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws.

3.21 Options, Warrants, Rights. Except as set forth on Schedule 3.21, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. Other than the rights of the Purchasers under the Preferred Stock and the Warrants, and except as set forth on Schedule 3.21, neither the Seller nor the Subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or any of its Subsidiaries. Other than the rights granted to the Purchasers under the Registration Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction, except as set forth on Schedule 3.21.

3.22 Employees, Employment Agreements and Employee Benefit Plans. Except as set forth in the Recent Reports or on Schedule 3.22, there are no employment, consulting, severance or indemnification agreements between the Seller and any officer, director, consultant or employee of the Seller or its Subsidiaries who receives annual cash compensation in excess of $100,000 (the “Employment Agreements”). No Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement. Except as disclosed in the Recent Reports or on Schedule 3.22, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Seller and its Subsidiaries who receive annual cash compensation in excess of $100,000 are such that their employment or engagement may be terminated upon not more than two weeks’ notice given at any time without liability for payment of compensation or damages and the Seller and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

3.23 Absence of Certain Business Practices. Neither the Seller, its Subsidiaries, nor

to the knowledge of the Seller, any Affiliate of the Seller (other than a Subsidiary), any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a material adverse effect on the Seller or (iii) if not continued in the future, may materially and adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

3.24 Products and Services. To the knowledge of the Seller and except as disclosed in the Recent Reports, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Seller or its Subsidiaries or which could otherwise cause the Seller or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller or its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

3.25 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect, none of the premises or any properties owned, occupied or leased by the Seller or its Subsidiaries (the “Premises”) has been used by the Seller or the Subsidiaries or, to the Seller’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” (“Hazardous Substances”) under applicable Environmental Laws (hereinafter defined) in violation of any applicable Environmental Laws. To its knowledge, the Seller and its Subsidiaries have not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Seller or its Subsidiaries or, to the Seller’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller or its Subsidiaries under applicable Environmental Laws, the impact of which would be reasonably expected to have a Material Adverse Effect. Except as would be reasonably expected to have a Material Adverse Effect, the Seller and, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Seller nor, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller’s knowledge, threatened against the Seller or, to the Seller’s knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Seller, there is no basis for the institution of any such proceeding, suit or investigation.

3.26 Licenses; Compliance With FDA and Other Regulatory Requirements.

(a) General. Except as disclosed in the Recent Reports, the Seller holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the “Governmental Authorizations”). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Seller and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

(b) Regulatory Authorities. Without limiting the generality of the representations and warranties made in paragraph (a) above, except as disclosed in the Recent Reports, the Seller represents and warrants that (i) the Seller and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder (the “FDC Act”) and equivalent laws, rules and regulations in jurisdictions outside the United States in which the Seller or its Subsidiaries do business, (ii) its products and those of each of its Subsidiaries that are in the Seller’s control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Seller comply in all material respects with any conditions of approval and the terms of the application by the Seller to the appropriate Regulatory Authorities, (iv) to the knowledge of the Seller or its Subsidiaries, no Regulatory Authority has initiated legal action with respect to the manufacturing of the Seller’s products, such as seizures or required recalls, and Seller uses best efforts to comply with applicable good manufacturing practice regulations, (v) its products are labeled and promoted by the Seller and its representatives in substantial compliance with the applicable terms of the marketing applications submitted by the Seller to the Regulatory Authorities and the provisions of the FDC Act and foreign equivalents, (vi) all adverse events that were known to and required to be reported by Seller to the Regulatory Authorities have been reported to the Regulatory Authorities in a timely manner, (vii) neither the Seller nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act or foreign equivalents, (viii) all stability studies required to be performed for products distributed by the Seller or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable Regulatory Authority requirements, (ix) any products exported by the Seller or any of its Subsidiaries have been exported in compliance with the FDC Act and (x) the Seller and its Subsidiaries is in compliance in all material respects with all applicable provisions of the Controlled Substances Act. For purposes of this Article 3.26, “Regulatory Authority” means any governmental authority in a country or region that regulates the manufacture or sale of Seller’s products, including, but not limited to, the United States Food and Drug Administration.

3.27 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller, which would make any Purchaser liable for any fees or commissions. The Purchasers acknowledge that pursuant to a Placement Agent Agreement dated September 29, 2003, as extended (the “Placement Agent Agreement”), between the Seller and Burnham Hill Partners, the Seller is obligated to pay certain compensation to Burnham Hill Partners and to reimburse certain expenses of Burnham Hill Partners as more fully described in the Placement Agent Agreement.

3.28 Securities Laws. Neither the Seller nor its Subsidiaries nor any agent acting on behalf of the Seller or its Subsidiaries has taken or will take any action which might cause this Agreement or the Preferred Stock or Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchasers set forth in Article IV are true, all offers and sales of capital stock, securities and notes of the Seller were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws and in compliance with all applicable corporate laws.

3.29 Disclosure. No representation or warranty made by the Seller in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished by the Seller or the representatives of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were furnished.

3.30 Poison Pill. Assuming that the representations and warranties of the Purchasers contained in this Agreement are true, the Seller’s issuance to each Purchaser of the Preferred Stock and Warrants on the Closing Date, and each Purchaser’s ownership of such Preferred Stock and Warrants on the Closing Date shall not cause any adverse consequence to such Purchaser under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate or the laws of the Seller’s state of incorporation. As of the date of this Agreement and the time of the Closing, no Distribution Date (as defined in the Rights Agreement between the Corporation and Continental Stock Transfer & Trust Company, as Rights Agent, dated as of September 11, 2001, as currently in effect and as may in the future be amended from time to time) has occurred.

3.31 Acknowledgment of Dilution. The Seller’s directors have studied and fully understand the nature of the securities being sold hereunder including the potentially dilutive effect to the Common Stock upon the issuance of the Securities. The Seller further acknowledges that its obligation to issue the Securities in accordance with this Agreement is absolute and unconditional regardless of the potentially dilutive effect that such issuance may have on the ownership interests of other stockholders of the Seller. Taking the foregoing into account, the Seller’s Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Seller and its stockholders.

3.32 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Seller acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length Purchaser with respect to this Agreement and the transactions contemplated hereby. The Seller further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Seller (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Purchasers or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers’ purchase of the Securities and has not been relied upon by the Seller, its officers or directors in any way. The Seller further represents to the Purchasers that the Seller’s decision to enter into this Agreement has been based solely on the independent evaluation by the Seller and its representatives.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself only, hereby severally and not jointly, represents and warrants to the Seller as follows:

4.1 Existence and Power. The Purchaser, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser’s organization. Such Purchaser has all powers required to bind it to the representations, warranties and covenants set forth herein.

4.2 Authorization. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized, and no additional action is required for the approval of this Agreement or the Related Documents. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Investment. The Purchaser is acquiring the securities described herein for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

4.4 Reliance on Exemptions. The Purchaser understands that the Preferred Stock and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the securities.

4.5 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the securities and, at the present time, is able to afford a complete loss of such investment.

4.6 General Solicitation. The Purchaser is not purchasing the securities as a result of any advertisement, article, notice or other communication regarding the securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7 Independence. The Purchaser is neither an Affiliate of any other Purchaser nor is a member of any “group” in which any other Purchaser is a member, except as indicated in Schedule 1. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission.

4.8 Poison Pill Beneficial Ownership. Upon the consummation of the transactions contemplated under this Agreement and the Related Documents, the Purchaser, together with all Affiliates of the Purchaser, is the “beneficial owner” of less than 15% of the Seller’s equity securities and is not acting in concert with any other person for purposes of acquiring, voting, holding and disposing of the equity securities of the Seller. For purposes hereof, “beneficial ownership” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, except that the Purchaser shall be deemed the beneficial owner of securities if that Purchaser has a specific contractual right to acquire beneficial ownership of such security, without regard to time or other limitations.

4.9 Short Selling. The Purchaser has not made and shall not make any net short sale of the Seller’s Common Stock for the period beginning on the fifteenth (15th) day prior to the date of this Agreement and ending on the earlier of (a) the Closing Date or (b) the date that the transactions contemplated by this Agreement are publicly announced. For purposes of this Section 4.8, a “net short sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser, where an “equivalent offsetting long position” includes all shares of Common Stock held by such Purchaser and all underlying shares of Common Stock which are issuable upon conversion, exercise or exchange of convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for shares of Common Stock.

ARTICLE V - COVENANTS OF THE SELLER AND PURCHASERS

5.1 Insurance. The Seller and its Subsidiaries shall, from time to time upon the written request of the holders of a majority of the Preferred Stock then outstanding, promptly furnish or cause to be furnished to the Purchasers evidence of the maintenance of all insurance maintained by it for loss or damage by fire and other hazards, damage or injury to persons and property, including from product liability, and under workmen’s compensation laws.

5.2 Reporting Obligations. So long as any of the Preferred Stock is outstanding, and so long as any Warrant has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Preferred Stock or Warrants (provided that such subsequent holders give notice to the Seller that they hold Preferred Stock or Warrants and furnish their addresses) promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Seller to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act); provided, however, that the Seller shall have no obligation to deliver periodic reports (pursuant to the Exchange Act) under this Section 5.2 to the extent such reports are publicly available.

The Purchasers are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to the Purchasers hereunder, to any regulatory body or agency having jurisdiction over the Purchasers or to any Person which shall, or shall have right or obligation to succeed to all or any part of the Purchasers’ interest in the Seller or this Agreement.

5.3 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchasers or other holders of the Preferred Stock of their rights hereunder to conduct an investigation shall not in any way diminish any liability hereunder.

5.4 Use of Proceeds. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

(i) accelerated repayment of debt existing on the date hereof;

(ii) the payment of dividends or other distributions on any capital stock of the Seller other than the Preferred Stock;

(iii) increased executive compensation or loans to officers, employees, stockholders or directors, unless approved by a disinterested majority of the Board of Directors or the Compensation Committee of the Board of Directors;

(iv) the purchase of debt or equity securities of any person, including the Seller and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less or except in accordance with the Seller’s investment policy in effect on the date of this Agreement; or

(v) any expenditure not directly related to the business of the Seller.

For the avoidance of doubt, the Seller shall not be restricted from using funds other than the proceeds of the Purchase Price to pay principal or interest (in cash or in kind) on the Notes or collateralize its obligations under the Notes as contemplated by Section 5.17.

5.5 Corporate Existence. The Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiaries (except, in each case, in the event of a merger or consolidation in which the Seller or its Subsidiaries, as applicable, is not the surviving entity) in each case where failure to so preserve or maintain could have a Material Adverse Effect.

5.6 Licenses. The Seller shall, and shall cause its Subsidiaries to, maintain at all times all licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof, including without limitation all FDA clearances and approvals, in each case, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.7 Like Treatment of Purchasers and Holders. Neither the Seller nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to any terms or provisions of this Agreement or the Related Documents, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Seller shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.

5.8 Taxes and Claims. The Seller and its Subsidiaries shall duly pay and discharge (a) all material taxes, assessments and governmental charges upon or against the Seller or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or its Subsidiaries unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

5.9 Perform Covenants. The Seller shall (a) make full and timely payment of any and all payments on the Preferred Stock, and all other obligations of the Seller to the Purchasers in connection therewith, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

5.10 Related Party Transactions. Except for transactions approved by a majority of the disinterested directors of the Board of Directors or the Compensation Committee, neither the Seller nor any of its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Seller or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Directors.

5.11 Securities Laws Disclosure; Publicity. The Seller shall (i) on or promptly after the Closing Date, issue a press release acceptable to North Sound Capital LLC disclosing the transactions contemplated hereby, and (ii) promptly after the Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Seller nor the Purchasers shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law or the rules of the Commission or Nasdaq. In addition, the Seller agrees that it shall not disclose, and shall not include in any public filing or other announcement, the name of any Purchaser, unless expressly agreed to in writing by such Purchaser or unless and until such disclosure is, in the reasonable opinion of counsel to the Seller, required by law or applicable regulation, and then only to the extent of such requirement.

5.12 Poison Pill. If any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate or the laws of the Seller’s state of incorporation becomes applicable such that it would cause an adverse consequence to a Purchaser solely as a result of such Purchaser’s ownership of Preferred Stock and Warrants issued to such Purchaser or affiliate of such Purchaser on the Closing Date and Conversion Shares, Warrant Shares and any other shares of

Common Stock issued or issuable to such Purchaser or Affiliate of such Purchaser from time to time following the Closing Date pursuant to the transactions contemplated by this Agreement, the Seller and its Board of Directors shall take all necessary action to render such provision inapplicable to such Purchaser to the extent of such ownership.

5.13 Issues of Additional Common Stock. From the Closing Date until the date that is six (6) months following the Closing Date, the Company shall not issue any Additional Common Stock (as defined in the Certificate of Designation) if such issuance would be aggregated under NASD Rule 4350(i)(1)(D) with the Conversion Shares for purposes of determining the total number of shares of Common Stock issuable without the approval of the shareholders of the Seller pursuant to the transactions contemplated in this Agreement.

5.14 Form D; Blue Sky Laws. The Seller shall timely prepare and file with the Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Preferred Stock and Warrants under this Agreement and, upon the request of a Purchaser after Closing, provide a copy thereof to such Purchaser promptly after such filing. The Seller shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides as indicated on Schedule 1 with respect to the sale of the Preferred Stock and Warrants under this Agreement and, upon the request of a Purchaser after Closing, shall provide evidence of any such action so taken to the Purchaser.

5.15 Reporting Status; Eligibility to Use Form S-3. The Seller’s Common Stock is registered under Section 12(g) of the Exchange Act. So long as the Purchaser beneficially owns any of the Securities, the Seller shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Seller shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Seller currently meets, and will use its best efforts to take all necessary action to continue to meet, the “registrant eligibility” requirements set forth in the general instructions to Form S-3 applicable to “resale” registrations on Form S-3 during the Effectiveness Period (as defined in the Registration Rights Agreement).

5.16 Listing. The Seller shall use its best efforts to promptly secure the listing of the Conversion Shares and Warrant Shares (and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable) upon the Nasdaq SmallCap Market (“Nasdaq SmallCap”), and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Purchasers owns any of the Securities, shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares issuable pursuant to this Agreement and Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants, and any Registrable Securities (as defined in the Registration Rights Agreement) that may from time to time be issued or issuable. The Seller will use its best efforts to obtain and, so long as the Purchaser owns any of the Securities, use its best efforts to maintain the listing and trading of its Common Stock on the Nasdaq SmallCap, the Nasdaq National Market, the New York Stock Exchange, or

the American Stock Exchange and will use its best efforts to comply in all respects with the Seller’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq SmallCap and any other exchanges or automated quotation systems on which the Common Stock is then listed.

5.17 Convertible Notes. With reference to the Securities Purchase Agreement, dated as of July 25, 2002, by and among the Seller and the purchasers identified therein (the “Note Purchase Agreement”) and the Seller’s 10% Convertible Senior Secured Promissory Notes issued pursuant thereto (the “Notes”), the Seller shall, on or prior to January 16, 2004, at its sole option, either (a) take the actions described in Section 5(c)(iii) of the Note Purchase Agreement, or (b) take the actions described in Section 5(c)(iv) of the Note Purchase Agreement, in either case in a manner reasonably calculated to result in a release or discharge of all of liens and security interests created in the Collateral (as defined in the Note Purchase Agreement) under the Note Purchase Agreement and related documents (the “Note Liens”); provided, however, that, if the actions described in Section 5(c)(iii) or Section 5(c)(iv) of the Note Purchase Agreement have not been consummated on or prior to January 16, 2004:

(x) the Seller shall, on or prior to such date, deposit cash, cash equivalents, money market securities or other similar instruments in a segregated account (the “Designated Account”) sufficient in value to make all future payments of principal and interest on the Notes; and

(y) for such time as any Notes remain outstanding and continue to be secured by the Note Liens, the Seller shall maintain a balance of cash, cash equivalents, money market securities or other similar instruments in the Designated Account with a value no less than the sum of the remaining payments of principal and interest on such Notes and the Seller shall withdraw funds from the Designated Account only in connection with payments of principal or interest on the Notes or in connection with obtaining a release or discharge of the Note Liens.

If the Seller has made a good faith effort to consummate the actions described in Section 5(c)(iii) or Section 5(c)(iv) of the Note Purchase Agreement on or prior to January 16, 2004 and the Seller takes the actions specified in clauses (x) and (y) above, the Seller shall be deemed to have fully satisfied its obligations under this Section 5.17. Upon the release or discharge of the Note Liens at any time, the Seller shall have no further obligations under this Section 5.17.

5.18 Participation Rights. If the Preferred Stock is converted during the first eighteen (18) months following the Closing Date pursuant to Section 5(b) of the Certificate of Designation (Mandatory Conversion) upon the occurrence of a Conversion Triggering Event (as defined in the Certificate of Designation), then the holders of the Preferred Stock immediately prior to such conversion shall, unless at least 75%-in-interest of such holders shall waive such rights, have the right pursuant to this Section 5.18 to participate with respect to any issuance of Additional Securities (as defined in the Certificate of Designations) by the Company during the eighteen (18) months following the Closing Date on the same basis and terms as would have been available to such holders under Section 10 of the Certificate of Designation if such holders continued to hold their shares of Preferred Stock until the date that is eighteen (18) months following the Closing Date.

ARTICLE VI - CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Purchasers to Effect the Closing. The obligations of a Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by a Purchaser:

(a) The Seller shall deliver or cause to be delivered to each of the Purchasers the following:

1. (i) One or more certificates evidencing the aggregate number of shares of the Preferred Stock, duly authorized, issued, fully paid and non-assessable, as is indicated on Schedule 1 to be purchased at the Closing by such Purchaser, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser(the “Preferred Certificates”), or (ii) a copy of irrevocable transfer agent instructions that (1) have been delivered to the Seller’s transfer agent and (2) instruct the Seller’s transfer agent to issue the Preferred Certificates, (3) are acknowledged in writing by the Seller’s transfer agent and (4) are in form and substance satisfactory to North Sound Capital LLC; provided that, in any case, the Seller shall deliver or cause to be delivered the original Preferred Certificates as soon as practicable following the Closing.

2. The Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), duly executed by the Seller.

3. A legal opinion of Ropes & Gray LLP (“Seller’s Counsel”), counsel to the Seller, in the form attached hereto as Exhibit D.

4. A certificate of the Secretary of the Seller (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows:

(i) that the Certificate of Designation authorizing the Preferred Stock has been duly filed in the office of the Secretary of State of the State of Delaware, and that attached to the Secretary’s Certificate is true and complete copy of the Certificate of Incorporation of the Seller, as amended, and the Certificate of Designation;

(ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary’s Certificate;

(iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Preferred Stock;

(iv) that the condition to the obligations of the Purchasers to effect the closing contained in Section 6.1(c) has been satisfied;

(v) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement;

(vi) such other matters as required by this Agreement; and

(vii) such other matters as the Purchasers may reasonably request.

5. A wire transfer representing the Purchasers’ reasonable and documented legal fees and other expenses as described in Section 8.2 hereof; such fee may, at the election of the Purchasers, be paid out of the funds due from the Purchasers at the Closing.

6. Proof of due filing with the Secretary of State of the State of Delaware of the Certificate of Designation authorizing the Preferred Stock.

7. Such other documents as the Purchasers shall reasonably request.

(b) The Seller shall have entered into a Closing Escrow Agreement with Wiggin & Dana LLP (the “Escrow Agent”) in the form attached hereto as Exhibit E (the “Escrow Agreement”).

(c) The staff of Nasdaq shall have verbally confirmed to the Seller that (i) it has reviewed this Agreement, the form of Certificate of Designation, the form of Warrant and form of Registration Rights Agreement and (ii) on the basis of such review, (A) approval by the shareholders of the Seller of the issuance of the Preferred Stock and the Conversion Shares is not required, (B) the purchase and sale of the Preferred Stock and the Conversion Shares would not violate any Nasdaq rule or policy or otherwise jeopardize the Seller’s qualification for listing of its securities on Nasdaq and (C) the Warrant Shares will not be aggregated with the Conversion Shares for purposes of determining the total number of shares of Common Stock issuable without the approval of the shareholders of the Seller pursuant to the transactions contemplated in this Agreement.

6.2 Conditions to Obligations of the Seller to Effect the Closing. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

(a) Each of the Purchasers shall deliver or cause to be delivered to the Seller (i) payment of the portion of the Purchase Price set forth opposite each Purchaser’s name on Schedule 1, in cash by either (x) wire transfer of immediately available funds to an account designated in writing by the Seller prior to the date hereof, or (y) certified or cashier’s check; (ii) an executed copy of this Agreement; (iii) an executed copy of the Registration Rights Agreement; and (iv) such other documents as the Seller shall reasonably request.

(b) The staff of Nasdaq shall have verbally confirmed to the Seller that (i) it has reviewed this Agreement, the form of Certificate of Designation, the form of Warrant and form of Registration Rights Agreement and (ii) on the basis of such review, (A) approval by the shareholders of the Seller of the issuance of the Preferred Stock and the Conversion Shares is not required, (B) the purchase and sale of the Preferred Stock and the Conversion Shares would not violate any Nasdaq rule or policy or otherwise jeopardize the Seller’s qualification for listing of its securities on Nasdaq and (C) the Warrant Shares will not be aggregated with the Conversion Shares for purposes of determining the total number of shares of Common Stock issuable without the approval of the shareholders of the Seller pursuant to the transactions contemplated in this Agreement.

6.3 Seller Post-Closing Deliverables. In addition to any documents otherwise required to be delivered by the Seller following the Closing, the Seller shall deliver or cause to be delivered the following as soon as practicable following the Closing if such items were not delivered at or before the Closing:

(a) The original Preferred Certificates for each Purchaser. The shares of Preferred Stock to be represented by such Preferred Certificates shall, for all purposes, be deemed to be issued and outstanding as of the Closing regardless of when such Preferred Certificates are actually delivered;

(b) One or more certificates evidencing the Warrants, registered in the name of each Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser, pursuant to which such Purchaser shall be initially entitled to purchase that number of shares of Common Stock as is indicated on Schedule 1 (the “Warrant Certificates”). The Warrants to be represented by such Warrant Certificates, for all purposes, shall be deemed to have been issued and outstanding as of the Closing regardless of when such Warrant Certificates are actually delivered; and

(c) One or more Placement Agent Warrants to be issued to the placement agent or its designees, registered in the name of such placement agent or its designees, in such denominations as indicated on Schedule 1, pursuant to which they shall be initially entitled to purchase that number of shares of Common Stock as is indicated on Schedule 1 (the “Placement Agent Warrant Certificates”). The Placement Agent Warrants to be represented by such Placement Agent Warrant Certificates shall, for all purposes, be deemed to have been issued and delivered as of the Closing regardless of when such Placement Agent Warrant Certificates are actually delivered.

ARTICLE VII – INDEMNIFICATION, TERMINATION AND DAMAGES

7.1 Survival of Representations and Covenants. Except as otherwise provided herein, the representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two (2) years from the Closing Date; provided, however, that the Seller’s warranties and representations under Sections 3.13 (Taxes), 3.19 (Subsidiaries and Investments), 3.20 (Capitalization), and 3.21 (Options, Warrants, Rights), shall survive the Closing Date and continue in full force and effect until the expiration of all applicable statutes of limitation; and further provided that the Seller’s warranties and representations under Section 3.25 (Environmental Matters) shall survive the Closing Date and continue in full force and effect for a period of six (6) years from the Closing Date. The Seller’s and the Purchasers’ warranties and representations shall in no way be affected or diminished in any way by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers. The covenants of the Seller and the Purchasers made pursuant to this Agreement which by their terms survive the Closing, shall survive the Closing; provided, however, Section 5.1, 5.4 and 5.10 hereof shall terminate and have no further force and effect at such time as less than 200 shares of Preferred Stock remain outstanding.

7.2 Indemnification. The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, partners, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

7.3 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party.” An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required, or, if notice of the claim is not given to the Indemnifying Party at least twenty (20) days prior to the time that such answer, pleading or notice is required, then within thirty (30) days of actual receipt of such notice. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, to the extent required to be reimbursed under this Section 7.3, the reasonable and documented expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VIII - MISCELLANEOUS

8.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. The parties shall use their best efforts to timely satisfy each of the conditions described in Article VI of this Agreement. Without limitation to the foregoing, the Seller shall, at its cost and expense, upon written request of the Purchasers, duly execute and deliver, or cause to be duly executed and delivered, to the Purchasers such further instruments and do and cause to be done such further acts as may be necessary, advisable or proper, in the absolute discretion of the Purchasers, to carry out more effectually the provisions and purposes of this Agreement.

8.2 Fees and Expenses. The Seller shall be responsible for the payment of the Purchasers’ reasonable and documented legal fees and other third-party expenses relating to the preparation and negotiation of this Agreement and the Related Documents and the consummation of the transactions contemplated herein and therein, up to a maximum of $80,000 (which amount may be increased with the approval of the Seller).

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to the Purchasers at each Purchaser’s address set forth under its name on Schedule 1 attached hereto, or with respect to the Seller, addressed to:

Boston Life Sciences, Inc.

20 Newbury Street, 5th Floor

Boston, Massachusetts 02116

Attention: Chief Financial Officer

Facsimile No.: (617) 425-0996

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Seller shall be sent to Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, Attn: Steven A. Wilcox, Facsimile No. (617) 951-7050. Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

8.5 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.5 shall affect or limit any right to serve process in any other manner permitted by law.

8.6 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign this Agreement to any Person to whom it assigns or transfers securities issued or issuable pursuant to this Agreement in compliance with applicable securities laws, provided that such assignee agrees to be bound by this Agreement as a Purchaser. Any assignee must be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

8.8 Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

8.10 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the holders of at least a majority of the Preferred Stock then outstanding, and such waiver or amendment, as the case may be, shall be binding upon all Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the holders of at least a majority of the Preferred Stock then outstanding. No amendment shall be effected to impact a holder of Preferred Stock in a disproportionately adverse fashion without the consent of such individual holder of Preferred Stock.

8.11 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

8.12 Construction of Agreement; Knowledge. For purposes of this Agreement, the term “knowledge,” when used in reference to a corporation means the knowledge of the directors and executive officers of such corporation (including, if applicable, any person designated as a chief scientific, medical or technical officer) assuming such persons shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. For the avoidance of doubt, the amount of Preferred Stock and Warrants included on any Purchaser’s signature page hereto shall indicate only such Purchaser’s interest in purchasing such amount of Preferred Stock and Warrants from the Seller and shall be of no force and effect; the amount of Preferred Stock and Warrants that the Seller will sell and each Purchaser will purchase as set forth on Schedule 1 hereto represents the definitive agreement among the parties.

8.14 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.15 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement or any Related Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any such agreement. Nothing contained herein or in any Related Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by such agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Related Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the Related Documents. For reasons of administrative convenience only, the Purchasers acknowledge and agree that they and their respective counsel have chosen to communicate with the Seller through Wiggin & Dana LLP, but Wiggin & Dana LLP does not represent any of the Purchasers in this transaction other than North Sound Capital LLC.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

BOSTON LIFE SCIENCES, INC.

By:	/s/ Marc Lanser MD
Name:	Marc Lanser MD
Title:	President

PURCHASERS:

[Purchaser Signature Blocks]